UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): August 15, 2013

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Legion Place, Suite 1600 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

CURRENT REPORT ON FORM 8-K

IZEA, INC.

August 15, 2013

Item 3.02.	Unregistered Sales of Equity Securities.

On August 15, 2013, IZEA, Inc. entered into a Securities Purchase Agreement with certain investors (the “Investors”), pursuant to which we privately placed approximately $2,302,000 of units (the “Units”), at a price of $25,000 per Unit (the “Private Placement”), paid in cash and conversion of notes payable. Each Unit consisted of 100,000 shares of our common stock (“Common Stock”), together with two warrants (“Warrants”). The Warrants were composed of one Warrant to purchase 50,000 shares of Common Stock at an exercise price of $0.25 per share and another Warrant to purchase 50,000 shares of Common Stock at an exercise price of $0.50 per share, in each case exercisable for cash at any time during the five years following the date of issuance. As a result of the Private Placement, we issued 9,206,472 shares of our common stock and issued fully-exercisable warrants to purchase up to additional 9,206,472 shares of our common stock. Pursuant to the terms of the Securities Purchase Agreement, we agreed to file a registration statement with the SEC for purposes of registering the resale of the shares of Common Stock and the shares underlying the Warrants within four months after the final closing date and use our commercially reasonable efforts to have it declared effective no later than six months after the final closing date.

Brian W. Brady, a director of our company, converted $1,270,000 in principal (plus $19,252 in accrued interest) that we owed to him pursuant to several unsecured promissory notes issued between April and August 2013, into Units on the same terms and conditions as were applicable to the other Investors in the Private Placement. Two other existing stockholders converted a total of $75,000 in principal (plus $12,366 in accrued interest) that we owed to them pursuant to an unsecured promissory note originally issued in May 2012, into Units on the same terms and conditions as other Investors in the Private Placement.

Net cash proceeds as of August 15, 2013 after the note conversions and before expenses totaled $925,000. These proceeds will be used for general working capital purposes. Our total number of outstanding shares of common stock after the Private Placement is 16,482,453 shares.

On August 15, 2013, pursuant to an extension and conversion agreement dated May 31, 2013 between our company and Mr. Brady, we issued to Mr. Brady a warrant to purchase 3,187,500 shares of our common stock at $0.25 per share for a period of five years and 1,687,500 restricted stock units which vest upon the earlier of two years after issuance or completion of a transaction resulting in a change of control of our company.

Item 9.01.	Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock issued to Investors in the Private Placement.

10.1	Form of Securities Purchase Agreement executed by IZEA, Inc. and Investors in the Private Placement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: August 21, 2013	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer